Exhibit 10.13

TIDEWATER INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

1.    Purpose. The purpose of the Tidewater Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to aid the Company in attracting and retaining experienced Non-Employee Directors by providing them with the opportunity to defer receipt, and thus taxation, of the shares of Common Stock issuable to them under their Equity Awards. Capitalized terms used but not defined in this Plan have the respective meanings provided in the Appendix.

2.    Participation and Participant Elections.

2.1    Participation. Participation in the Plan is voluntary. Non-Employee Directors may elect to become Participants and to defer receipt of Equity Awards by filing a Participation Agreement with the Committee in accordance with the terms and conditions of this Plan.

2.2    Deferral of Equity Award. Subject to the terms and conditions of this Section 2.2, a Participant may elect to defer, on a grant-by-grant basis for each Plan Year, the receipt of all or a portion of the shares of Common Stock (and any Account balance under Section 3) that he or she will be entitled to receive upon vesting of his or her Equity Award for such Plan Year. Such deferral election must be made during the applicable Section 2.4 enrollment period for the Plan Year in which the Equity Award is granted. If a Participant elects to defer all or a part of his or her Equity Award for such Plan Year, the deferred portion of the Equity Award will be granted to him or her as restricted stock units under the applicable Equity Plan, subject to all terms and conditions applicable to such Equity Award (including vesting) but deferred in accordance with the applicable Participation Agreement (such deferred restricted stock units, “Deferred Stock Units” or “DSUs”).

2.3    Source of Shares. This Plan is not a separate source of shares of Common Stock; rather, all grants of Equity Awards and issuance of shares of Common Stock in settlement of DSUs under this Plan will be made under, and subject to all of the terms and conditions of, the applicable Equity Plan.

2.4    Election Timing and Effective Dates.

(a)    A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective or by such earlier deadline as the Committee may prescribe.

(b)    Notwithstanding Section 2.4(a), a Participant who is newly eligible for the Plan may file a Participation Agreement effective for the remainder of the initial Plan Year and applicable to compensation earned in the remainder of such Plan Year, but only if such election is made not more than 30 days after the Participant becomes eligible for the Plan. If the Non-Employee Director makes an initial election during such 30-day period but after the Grant Date of the Equity Award, the portion of the Equity Award eligible for deferral will be equal to the total number of shares of Common Stock in such Equity Award multiplied by a fraction, the numerator of which is the number of days between the date on which the election is made and the first anniversary of the Grant Date, and the denominator of which is 365.

2.5    Contents of Participation Agreement. The Committee will have the discretion to specify the contents of Participation Agreements. Subject to Section 6, each Participation Agreement will set forth: (a) whether the Participant is electing to defer his or her Equity Award for that Plan Year; (b) what portion, if any, of the Equity Award that the Participant wishes to defer for that Plan Year; and (c) the period after which the issuance of the Common Stock underlying the DSUs, if applicable, is to be made (the “Deferral Period”). The Deferral Period may end on the anniversary of the Grant Date, on a specified date, upon the occurrence of an event (such as a Participant’s last day of Board service), or in accordance with such other terms that may be set forth in the Participation Agreement; provided, however, that, as provided in Section 4.2, the Deferral Period may not exceed ten years from the Grant Date of the related Equity Award.

2.6    Modification or Revocation of Election by Participant. A Participant may make an election to change the time of his or her payment from the Plan as set forth in an existing Participation Agreement, but any such change must comply with Section 409A, including: (a) lengthening of the Deferral Period by no less than five years from the original payment date under the Participation Agreement (as in effect before such amendment); (b) filing such amended Participation Agreement with the Committee at least 12 months prior to the date of the first scheduled payment under the Participation Agreement (as in effect before such amendment); (c) a 12-month delay in effectiveness of the requested amendment. Under no circumstances may a Participant’s Participation Agreement be retroactively entered into, modified, or revoked.

3.    Maintenance, Crediting, and Investment of Accounts.

3.1    Creation and Maintenance of Accounts. A Participant’s DSUs will be notionally credited by the Committee to the Participant’s Account as and when such amounts would otherwise have been paid or granted to the Participant. Separate Accounts will be maintained for each Participant. In addition, more than one Account may be maintained for a Participant as necessary to reflect separate Participation Agreements specifying different Deferral Periods. A Participant’s Accounts will be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan and will not constitute or be treated as a trust fund of any kind.

3.2    Dividend Equivalents on Deferred Stock Units. For each grant of DSUs, the Committee will establish and maintain a notional dividend equivalent account for the Participant if permitted by, and to the extent provided in, the Equity Plan from which the DSUs were issued. All amounts in a Participant’s dividend equivalent account will be distributed to the Participant in tandem with the related shares of Common Stock underlying the DSUs.

3.3    Vesting of Accounts. Subject to Section 8.2 and the terms of any DSUs, each Participant will be 100% vested in his or her Accounts at all times.

3.4    Statement of Accounts. The Committee will deliver to each Participant an annual statement of his or her Accounts in such form as the Committee deems appropriate, setting forth the balance to the credit of such Participant in his or her Accounts as of the end of the most recently-completed Plan Year.

4.    Distribution of Benefits.

4.1    Time and Form of Payment. Except as otherwise provided in this Section 4, the shares of Common Stock underlying a Participant’s DSUs (and any related amounts notionally credited to the Participant’s dividend equivalent account under Section 3.2) will be distributed at the time or times elected by the Participant in the applicable Participation Agreement.

4.2    Early Payout Triggers. Notwithstanding any election made by a Participant, (a) in the event of a Change of Control, all outstanding DSUs will settle and be paid out in shares of Common Stock to each Participant immediately prior to the closing of the Change of Control, (b) in the event of a Participant’s death, all of his or her outstanding DSUs will settle and be paid out in shares of Common Stock within 30 days of his or her death, and (c) any remaining DSUs will settle and be paid out in shares of Common Stock to the relevant Participants on the tenth anniversary of the Grant Date of the related Equity Award.

4.3    Issuance of Shares. All shares of Common Stock or other securities delivered under the Plan and the applicable Equity Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the Equity Plan. or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange on which such shares of Common Stock or other securities are then listed, and any applicable federal, state, or local securities laws, and the Board may cause one or more legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding anything in this Plan to the contrary, the Company may elect to settle a DSU in whole or in part in cash if, as of the date of payment, an insufficient number of shares of Common Stock remain available for grant under the applicable Equity Plan.

4.4    Rights of Ownership. Once shares of Common Stock have been issued to a Participant in settlement of his or her DSUs, the Participant is free to hold or dispose of such shares, subject to applicable securities laws and any internal policy of the Company then in effect and applicable to the Participant, including, but not limited to, the Company’s Insider Trading Policy and the Director Stock Ownership Guidelines. Notwithstanding the foregoing and except as provided in Section 3 and the applicable Equity Plan, a DSU, prior to settlement, will not entitle the Participant to any rights or privileges of ownership (including, without limitation, dividend and voting rights) in any share of Common Stock.

4.5    Acceleration of Payment. A Participant will have no right to compel any accelerated payment of any amounts due to him or her under the Plan. The Company may accelerate the payment of some or all of the amounts due to a Participant in a given year only in accordance with Section 409A and the terms of this Plan.

4.6    Delay of Payment. The Company may delay the payment of some or all of the amounts due to a Participant in a given year only in accordance with Section 409A and the terms of this Plan.

5.    Beneficiary Designation.

5.1    Right to Designate Beneficiary. Each Participant has the right, at any time, to designate one or more Persons as his or her Beneficiary. A Beneficiary designation may be made, and may be amended, by the Participant by filing a written designation with the Committee, on such form and in accordance with such procedures as the Committee shall establish from time to time.

5.2    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant will be deemed to have designated the surviving spouse of the Participant as the designated Beneficiary. If the Participant dies without a designated Beneficiary (or spouse as the deemed designated Beneficiary), the Participant’s estate will be deemed Beneficiary and all benefits remaining under this Plan and the Equity Plan will be payable to the executor or personal representative of such estate. The payment of benefits under this Plan and the Equity Plan to a Beneficiary will fully and completely discharge the Company and the Committee from all further obligations under this Plan and the Equity Plan with respect to that Participant.

6.    Administration.

6.1    Administrator. The Plan will be administered by the Committee, which has the power to interpret the Plan and, subject to its provisions, to prescribe, amend, and rescind Plan rules and to make all determinations necessary for the Plan’s administration. Notwithstanding the foregoing, the Board has the authority to amend, discontinue, or terminate the Plan as provided in Section 7.

6.2    Authority and Limitations of Liability. All rules, interpretations, and decisions of the Committee are conclusive and binding on all Persons, including, but not limited to, the Company, Participants, and Beneficiaries. No member of the Committee or the Board will be liable for any action or determination made in good faith by the Committee or the Board with respect to the Plan.

6.3    Delegation. The Committee may delegate any of its administrative duties and powers to any officer or employee of the Company as it deems appropriate, except for any duties that may not be delegated pursuant to applicable law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants, or other Persons, and the Company and the Committee will be entitled to rely on the advice or opinions of such Persons. All ordinary and reasonable expenses of this Plan will be paid by the Company.

6.4    Recusal. Any member of the Committee who is due a benefit under the Plan must recuse himself or herself from any Committee deliberations that concern his or her benefits, including deliberations concerning such member’s eligibility for a benefit or his or her level of benefits; provided, however, that this limitation does not apply to deliberations that apply to Participants generally rather than the particular member at issue.

7.    Amendment and Termination of Plan.

7.1    Amendment. The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral election at any time; provided, however, that no such amendment, suspension, or discontinuance will reduce the accrued benefit of any Participant except to the extent necessary to comply with any provision of federal, state, or other applicable law. The Board further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferrals to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under Section 409A. The Committee has the authority to approve administrative and technical amendments that do not materially increase the cost of the Plan.

7.2    Termination. The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements (including, but not limited to, Section 409A). Distributions of outstanding Account balances as of the date on which the Plan is terminated will be made in a lump sum payment 12 months after such termination, unless the right to receive a distribution in accordance with the terms of the Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Plan.

8.    Miscellaneous.

8.1    Section 409A. This Plan and the DSUs are intended to comply with, or be exempt from Section 409A. If any provision of the Plan is capable of being interpreted in more than one manner, to the extent feasible, the provision will be interpreted in a manner that does not result in an excise tax under Section 409A.

8.2    Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for Non-Employee Directors. All payments pursuant to the Plan will be made from the general funds of the Company and no special or separate fund will be established or other segregation of assets made to assure payment. No Participant or any other Person has under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but is not obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan. In the event that such a trust is established, no Participant will have any right to compel the investment of any amounts deposited in such trust.

8.3    Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other Person has any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable under this Plan, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other Person, nor be transferable by operation of law in the event of a Participant’s or any other Person’s bankruptcy or insolvency.

8.4    Validity and Severability. The invalidity or unenforceability of any provision of this Plan will not affect the validity or enforceability of any other provision of this Plan, which will remain in full force and effect, and any prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

8.5    Governing Law. The validity, interpretation, construction, and performance of this Plan shall in all respects be governed by the laws of the State of Texas, without reference to principles of conflict of law, except to the extent preempted by federal law.

8.6    Status. Nothing in this Plan or any instrument executed pursuant to this Plan will confer upon any Participant any right to continue as a director of the Company or affect the right of the Company to terminate the services of any Participant.

8.7    Underlying Plans and Programs. Nothing in this Plan prevents the Company from modifying, amending or terminating the compensation or the plans and programs pursuant to which compensation is earned and which is deferred under this Plan.

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As approved by the Compensation Committee on June 8, 2021 and adopted by the Board of Directors on June 8, 2021.

Appendix A
Definitions

Unless otherwise defined in this Plan, the following terms (and capitalized variants of such terms) have the meanings indicated, unless the context clearly indicates otherwise:

“Account” means the bookkeeping account maintained by the Company for each Participant pursuant to Section 3.

“Beneficiary” means the Person entitled receive any benefits payable under this Plan with respect to a given Participant pursuant to Section 5.

“Board” means the Board of Directors of the Company.

“Change of Control” means a “Change of Control” as defined in the applicable Equity Plan, provided that such event constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets, as such terms as defined in Section 409A.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that is responsible for the compensation of Non-Employee Directors, or its designee.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Company” means Tidewater Inc., a Delaware corporation, or any successor in interest.

“Deferral Period” has the meaning set forth in Section 2.5.

“Deferred Stock Units” or “DSUs” has the meaning set forth in Section 2.2.

“Equity Award” means the annual equity award granted by the Company to a Non-Employee Director for his or her services as a member of the Board.

“Equity Plan” means the Tidewater Inc. 2021 Stock Incentive Plan or any successor equity incentive plan under which shares of Common Stock may be granted to Non-Employee Directors.

“Fair Market Value” has the meaning provided in the applicable Equity Plan.

“Grant Date” means the date on which the Equity Award was granted to a given Participant under the Equity Plan.

“Non-Employee Director” means any member of the Board who is not employed by the Company.

“Participant” means any Non-Employee Director who elects to participate by filing a Participation Agreement as provided in Section 3, and any former Non-Employee Director who has outstanding deferred amounts under the Plan.

“Participation Agreement” means the form completed by a Participant in accordance with Section 3.

“Person” means a natural person or company, and also means the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership).

“Plan” means this Tidewater Inc. Non-Employee Directors Deferred Compensation Plan, as it may be amended from time to time in accordance with its terms.

“Plan Year” means a twelve-month period beginning January 1 and ending the following December 31.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, including all regulations and guidance issued under such section, or any successor provisions.